EXHIBIT 10.23

                     THE NON-CONTRIBUTORY RETIREMENT PROGRAM
                            FOR CERTAIN EMPLOYEES OF
                            TRIGON INSURANCE COMPANY
                              (now to be known as)
                 THE TRIGON INSURANCE COMPANY RETIREMENT PROGRAM

                              CLARIFYING AMENDMENT


     WHEREAS, Trigon Insurance Company (herein referred to as the "Employer") maintains a non-contributory retirement program, the Non-Contributory Retirement Program for Certain Employees of Trigon Insurance Company (herein referred to as the "Retirement Program") pursuant to the provisions of the National Retirement Program;

     WHEREAS, pursuant to Section 7.01 of the Retirement Program, the Employer has reserved the right to amend or modify the Retirement Program;

     WHEREAS, the Employer adopted an amendment on September 10, 1998, which becomes effective October 1, 1998, ("Cash Balance Amendment") to modify the Retirement Program to adopt a new cash balance account benefit formula for the Retirement Program, to provide for appropriate transition for Participants who previously participated in the Retirement Program, and to change the name of the Retirement Program to the Trigon Insurance Company Retirement Program;

     WHEREAS, it is desirable to clarify the definition of "Earnings" in the Cash Balance Amendment to ensure that cash payments for unused paid time off
(PTO) made upon a Participant's termination of service with the Employer are not included in the Participant's "Earnings" for purposes of the pay credits under the cash balance formula, regardless of whether such cash payments are made in the payroll period that includes the Participant's termination of employment, or are made after such payroll period;

     WHEREAS, the exclusion of this item from the definition of "Earnings" conforms the Retirement Program, as modified by the Cash Balance Amendment, to the effective treatment of this item under the current version of the Retirement Program;


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     NOW, THEREFORE, the Employer hereby amends the terms of the Retirement
Program, as modified by the Cash Balance Amendment, in the following respects:

     1. The first paragraph of Section 1.06 ("Earnings") is modified to read as follows:

          "1.06 "Earnings" shall mean, for a Participant, total earnings, prior to withholding, paid to him by his Employer during a Program Year, including bonuses, extra compensation, overtime payments, Pre-Tax Contributions under the Employees' Thrift Plan of Trigon Insurance Company, and any other amounts which the Participant could have elected to receive as cash in the current year as taxable income in lieu of a non-taxable benefit under a plan which is maintained by the Employer pursuant to Internal Revenue Code Section 125. Earnings shall exclude flex dollars, tax gross ups, relocation expenses, referral bonuses, tuition reimbursement, the imputed value of group life insurance, the economic value attributable to the Participant under split dollar life insurance, car allowances, contest earnings (other than marketing or sales incentives), cash payments for unused paid time off (PTO) made upon the Employee's termination of service with the Employer, income recognized with respect to stock of the Employer or any related company (including income arising from stock purchases, the exercise of stock options, restricted stock, performance stock, or other form of stock-based compensation), and any contributions by the Employer (other than Pre-Tax Contributions under the Employees' Thrift Plan of Trigon Insurance Company) to this or any other employee benefit programs. Reference herein to Earnings with respect to any period of time shall mean the Earnings, as defined in the preceding sentences, received by a Participant in such period. For purposes of determining the pay credit under Section 4.02(b)(1)(ii), Earnings shall mean the Earnings, as defined in the preceding sentences, received by a Participant during the applicable pay period."

     2. This amendment shall take effect as if it were included in the Cash Balance Amendment.



                                        TRIGON INSURANCE COMPANY


                                        By:
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                                           Authorized Officer


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Attest                                  Title

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Title                                   Date



                                        APPROVED:

                                        NATIONAL EMPLOYEE
                                        BENEFITS COMMITTEE

                                        By:
                                           ------------------------------------
                                           Secretary